Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of PMA Capital Corporation of our reports dated March 12, 2007, relating to the consolidated financial statements and consolidated financial statement schedules of PMA Capital Corporation and subsidiaries as of and for the years ended December 31, 2006 and 2005 and PMA Capital Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting of PMA Capital Corporation as of December 31, 2006, which appear in the Annual Report on Form 10-K of PMA Capital Corporation for the year ended December 31, 2006.

We also consent to the incorporation by reference in the above Registration Statement of our reports dated March 12, 2007, relating to the December 31, 2006 and 2005 financial statements of Pennsylvania Manufacturers’ Association Insurance Company and the December 31, 2006 and 2005 consolidated financial statements of PMA Capital Insurance Company which also appear in the Annual Report on Form 10-K of PMA Capital Corporation for the year ended December 31, 2006.

/s/ Beard Miller Company LLP
Beard Miller Company LLP
Harrisburg, Pennsylvania
June 5, 2007